UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2011

GREEN ENVIROTECH HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-149626	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 692
5300 Claus Road
Riverbank, CA 95367

 (Address of principal executive offices) (zip code)

(209) 863-9000
 (Registrant's telephone number, including area code)

(Former name, if changed since last report)

  Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.02.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 25, 2011, Jeffrey Chartier resigned as President and as a director of Green EnviroTech Holdings Corp. (the “Company”). In connection with Mr. Chartier’s resignation, the Company and Mr. Chartier entered into a separation agreement pursuant to which:

•
Mr. Chartier agreed to a six month lock-up of the 4,495,680 shares of the Company’s common stock owned by Mr. Chartier (the “JC Shares”), and subsequent “leak-out” selling of no more than 1% of the Company’s issued and outstanding shares of common stock in any 90 day period, in consideration for which the Company agreed to issue Mr. Charter 50,000 shares of common stock (the “LL Transfer Shares”).

•
Mr. Chartier relinquished voting rights to his 4,495,680 shares of common stock, giving Gary DeLaurentiis (the Company’s Chief Executive Officer and Chairman) the proxy to vote such shares, in consideration for which the Company agreed to issue Mr. Chartier 25,000 shares of common stock (the “Proxy Transfer Shares”).

•
Mr. Chartier provided the Company a right of first refusal on any proposed sale of the JC Shares, LL Transfer Shares, Proxy Transfer Shares, and an additional 25,000 shares the Company agreed to issue to Mr. Chartier as partial reimbursement for $30,000 of outstanding expenses.

•	The Company agreed to issue or cause the transfer of an additional 50,000 shares of common stock for Mr. Chartier as severance.

•	Mr. Chartier provided a general release.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

On January 27, 2011, Wayne Leggett was elected to the Board of Directors of the Company, and Lou Perches was appointed Chief Operating Officer of the Company. Mr. Leggett has been the Company’s Chief Financial Officer since March 2010. Mr. Perches will receive a salary of $7,500 per month for six months during which he will devote 100% of his business time to the Company.

Mr. Perches, 63, was a systems and management consultant for Florida Fruit Juice from May 2010 to September 2010.  Mr. Perches was General Manager of Bapco Closures LLC from October 2008 to April 2010. From March 2008 to August 2008 Mr. Perches was Manager, Quality Control at Rexam Pharma. From January 2007 to February 2008 Mr. Perches was Manager Quality Assurance at Amcor Packaging. From October 2005 to January 2006 Mr. Perches was Quality System 3rd Party Auditor (Consultant) for A.I.B. International. Mr. Perches received a BA in Industrial Technology, Quality Engineering from Fullerton State University.

Item 9.01. Financial Statements and Exhibits.

10.1	Separation Agreement, dated January 25, 2011, between the Company and Jeffrey Chartier

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: January 31, 2011	By:	/s/ Gary DeLaurentiis
Name: Gary DeLaurentiis Title: Chief Executive Officer

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